UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 28, 2013

EARTHLINK, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-15605	58-2511877
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1375 Peachtree St., Atlanta, Georgia  30309

(Address of principal executive offices)  (Zip Code)

(404) 815-0770

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report date)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On October 28, 2013, EarthLink, Inc. (the “Company”) and Time Warner Cable Inc. (“Time Warner Cable”) entered into the Fourth Amendment (the “Amendment”) to the High-Speed Service Agreement, dated as of June 30, 2006, as amended (the “Original Agreement”), by and between the two parties. Under the Original Agreement, Time Warner Cable provides the Company with transmission so that the Company may offer broadband service to its customers over Time Warner Cable’s network.

The Amendment extends the term of the Original Agreement by two (2) years until October 31, 2015 with respect to Time Warner Cable and by three (3) months until January 31, 2014 with respect to Bright House Networks LLC and Bright House Cable Systems, provided however, that Bright House Networks LLC has an option to extend the term by two (2) years until October 31, 2015.  The Amendment also provides for revenue sharing of modem rental fees.

The Amendment is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1+	Fourth Amendment to High-Speed Service Agreement dated October 28, 2013

+                                         Confidential treatment has been requested with respect to portions of this exhibit.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date: October 30, 2013

EARTHLINK, INC.

	By:	/s/ Bradley A. Ferguson

Bradley A. Ferguson
Executive Vice President,
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1+	Fourth Amendment to High-Speed Service Agreement dated October 28, 2013

+                                         Confidential treatment has been requested with respect to portions of this exhibit.